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                                                                     Exhibit 4.1
                                                                     -----------

                                                                  EXECUTION COPY

                             STOCK OPTION AGREEMENT
                             ----------------------


     STOCK OPTION AGREEMENT, dated July 19, 2000 (this "Agreement"), by and
                                                        ---------
among Limousine Holdings, LLC, a Delaware limited liability company ("Parent"),
                                                                      ------
Aluwill Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and Carey International, Inc., a Delaware
            -------------------
corporation (the "Company").
                  -------

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Acquisition Company, the Company and Eranja Acquisition Sub, Inc., a wholly-owned subsidiary of Acquisition Company ("Acquisition Company Sub") are
                                                 -----------------------
entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used but
                                   ----------------
not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the commencement by Parent, Acquisition Company and the Company of a joint tender offer (the "Offer") to purchase all of the issued and
                              -----
outstanding shares of the common stock, par value $.01, of the Company ("Common
                                                                         ------
Stock") at the Offer Price and (ii) the subsequent merger of Acquisition Company
-----
or Acquisition Company Sub with and into the Company (the "Merger"); and
                                                           ------

     WHEREAS, as a condition to the willingness of Acquisition Company, Parent and Acquisition Company Sub to enter into the Merger Agreement, Parent and Acquisition Company have required that the Company agree, and in order to induce Parent, Acquisition Company and Acquisition Company Sub to enter into the Merger Agreement the Company has agreed, to grant Acquisition Company an option to purchase shares of Common Stock, upon the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                            THE TOP-UP STOCK OPTION
                            -----------------------

     SECTION 1.1.    Grant of Top-Up Stock Option.  Subject to the terms and
                     ----------------------------
conditions set forth herein, the Company hereby grants to Acquisition Company an option (the "Top-Up Stock Option") to purchase that number of shares of Common
             -------------------
Stock (the "Top-Up Option Shares") equal to the number of shares of Common Stock
            --------------------
that, when added to the number of shares of Common Stock owned by Parent and Acquisition Company at the time of exercise shall permit the Merger to be accomplished pursuant to Section 253 of the Delaware General

Corporation Law assuming the issuance of the Top-Up Option Shares (the "Short
                                                                        -----
Form Condition") at a purchase price per Top-Up Option Share equal to the Offer
--------------
Price; provided, however, that the Top-Up Stock Option shall not be exercisable
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if the number of shares of Common Stock subject thereto exceeds the number of authorized shares of Common Stock available for issuance.

     SECTION 1.2.    Exercise of Top-Up Stock Option.
                     -------------------------------
          (a) Subject to the conditions set forth in Section 2.1 and any additional requirements of Law, the Top-Up Stock Option may be exercised by Acquisition Company, in whole but not in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the Top-Up Termination Date (as defined below).

          (b)  A "Top-Up Exercise Event" shall occur for purposes of this
                  ---------------------
Agreement on the day of the Offer Closing, provided that Acquisition Company has accepted for payment pursuant to the Offer shares of Common Stock satisfying the Minimum Condition.

          (c)  The "Top-Up Termination Date" shall occur for purposes of this
                    -----------------------
Agreement upon the earliest to occur of: (i) the Effective Time; (ii) the date which is five (5) Business Days after the occurrence of Top-Up Exercise Event (or such later date on which the closing of a purchase may be consummated, as set forth in Section 3(d) below); and (iii) the termination of the Merger Agreement.

          (d) In the event Acquisition Company wishes to exercise the Top-Up Stock Option, Acquisition Company shall send to the Company a written notice (a "Top-Up Exercise Notice", the date of which notice is referred to herein as the
 ----------------------
"Top-Up Notice Date") specifying the number of Top-Up Option Shares to be
 ------------------
acquired and the aggregate purchase price therefor, the place for the closing of the purchase and sale pursuant to the Top-Up Stock Option (the "Top-Up Closing")
                                                                --------------
and a date not earlier than the Top-Up Notice Date and not later than ten (10) Business Days from the Top-Up Notice Date for the Top-Up Closing (the "Top-Up
                                                                       ------
Closing Date"); provided, however, that (i) if the Top-Up Closing cannot be
------------    --------  -------
consummated by reason of any applicable Laws or Orders, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any Governmental Entity is required in connection with such purchase, Acquisition Company and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated.

          (e) In the event that the exercise of the Top-Up Option would result in the Short Form Condition being satisfied, then Acquisition Company shall exercise the Top-Up Option to buy a sufficient number of shares to meet the Short Form Condition unless such exercise would be prevented by Section 2.1(b) hereof.

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                                  ARTICLE II

                                    CLOSING
                                    -------

     SECTION 2.1.

          (a)  Conditions to Closing.  The obligation of the Company to deliver
               ---------------------
Top-Up Option Shares upon the exercise of the Top-Up Stock Option is subject to the following conditions:

               (i) All waiting periods, if any, under the HSR Act applicable to the issuance of the Top-Up Option Shares hereunder shall have expired or have been terminated; and

               (ii) There shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting the exercise of the Top-Up Stock Option or the delivery of the Top-Up Option Shares in respect of such exercise.

          (b)  Limitation.  Notwithstanding the foregoing, the Top-Up Stock
               ----------
Option may only be exercised to the extent that such exercise would not violate applicable rules of NASDAQ then applicable to the Company.

     SECTION 2.2.    Closing.
                     -------

          (a) At the Top-Up Closing, (i) the Company shall deliver to Acquisition Company a certificate or certificates evidencing the applicable number of Top-Up Option Shares (in the denominations specified in the Top-Up Exercise Notice), and (ii) Acquisition Company shall purchase each Top-Up Option Share from the Company at the Top-Up Price. Payment by Acquisition Company of the Top-Up Price for the Top-Up Option Shares shall be made by wire transfer of immediately available funds to an account designated by the Company (provided that the failure or refusal of the Company to designate such a bank account shall not preclude Acquisition Company from exercising the Top-Up Option).

          (b) The Company shall pay all expenses, and any and all Federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.2.

          (c) Certificates evidencing Top-Up Option Shares delivered hereunder may include legends legally required, including a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

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It is understood and agreed that the foregoing legend shall be removed by delivery of substitute certificate(s) without such legend upon the sale of the Top-Up Option Shares pursuant to a registered public offering or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or any other sale
                                             --------------
as a result of which such legend is no longer required.

          (d) Upon the giving by Acquisition Company to the Company of the Top-Up Exercise Notice and the tender of the applicable purchase price, Acquisition Company shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Acquisition Company.

                                  ARTICLE III

                          REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY
                          ----------------------------

     The Company hereby represents and warrants to Parent and Acquisition Company (except as otherwise disclosed in writing on the date hereof) as follows:

     SECTION 3.1.    Organization; Authority Relative to this Agreement.
                     --------------------------------------------------
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly executed and delivered by the Company and this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

     SECTION 3.2.    Authority to Issue Shares.   The Company has taken all
                     -------------------------
necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Top-Up Termination Date shall have reserved, all the Top-Up Option Shares issuable pursuant to this Agreement. All of the shares of Common Stock issuable under the Top-Up Stock Option, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Acquisition Company's voting rights, charges, adverse rights and other encumbrances of any nature whatsoever (other than this Agreement) and will not be subject to any preemptive rights.

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     SECTION 3.3.    No Conflict; Required Filings and Consents.
                     ------------------------------------------

          (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) assuming that all Consents and filings described in Section 3.3(b) have been obtained or made, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in any violation pursuant to any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company is a party or by which the Company or its properties may be bound or affected.

          (b) No Consent of, or filing with, any Governmental Entity is required by the Company in connection with the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for
(i) compliance with the HSR Act and (ii) Consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations hereunder.

     SECTION 3.4.    Covenants of the Company.  In addition to its other
                     ------------------------
agreements and covenants herein, the Company agrees:

          (a) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and

          (b) promptly to take all action as may from time to time be required (including complying with all applicable notification, filing reporting and waiting period requirements under HSR or otherwise, and cooperating fully with Acquisition Company in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit Acquisition Company to exercise the Top-Up Option and the Company duly and effectively to issue shares of Common Stock pursuant hereto.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                        PARENT AND ACQUISITION COMPANY
                        ------------------------------

     Parent and Acquisition Company hereby represent and warrant to the Company as follows:

     SECTION 4.1.    Organization; Authority Relative to this Agreement.  Each
                     --------------------------------------------------
of Acquisition Company and Parent is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Acquisition Company and Parent has all requisite power and authority to execute and deliver this

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Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquisition Company and Parent and the consummation by Acquisition Company and Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of Acquisition Company and Parent. This Agreement has been duly and validly executed and delivered by Acquisition Company and Parent and constitutes a valid and binding obligation of Acquisition Company and Parent, enforceable against each of Acquisition Company and Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

     SECTION 4.2.    No Conflict; Required Filings and Consents.
                     ------------------------------------------

          (a) The execution and delivery of this Agreement by Acquisition Company and Parent do not, and the performance by Acquisition Company and Parent of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquisition Company or Parent, (ii) assuming that all Consents and filings described in Section 4.2(b) have been obtained or made, materially conflict with or materially violate any Law applicable to Acquisition Company or Parent or by which any property or asset of Acquisition Company or Parent is bound or affected or (iii) result in any violation pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquisition Company or Parent is a party or by which Acquisition Company or Parent or any of their respective properties may be bound or affected.

          (b) No Consent of, or filing with, any Governmental Equity is required by Acquisition Company or Parent in connection with the execution and delivery of this Agreement, the performance by Acquisition Company or Parent of any of its obligations hereunder or the consummation by Acquisition Company or Parent of the transactions contemplated hereby, except for (i) compliance with the HSR Act and (ii) Consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by Acquisition Company or Parent of any of their respective obligations hereunder.

                                   ARTICLE V

                       COVENANTS OF ACQUISITION COMPANY
                       --------------------------------

     SECTION 5.1.    Distribution.  Acquisition Company shall acquire the Top-Up
                     ------------
Option Shares for investment purposes only (and only for the purpose of effecting a merger of Acquisition Company with the Company pursuant to Section 253 of the Delaware General Corporation Law) and not with a view to any sale or distribution thereof in violation of the Securities Act.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     SECTION 6.1.    Amendment.  This Agreement may not be amended except by an
                     ---------
instrument in writing signed by the parties hereto.

     SECTION 6.2.    Waiver.  Any party hereto may (a) extend the time for or
                     ------
waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 6.3.    Fees and Expenses.  Except as otherwise provided herein or
                     -----------------
in Section 8.3 of the Merger Agreement, all costs, fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

     SECTION 6.4.    Notices.  All notices, requests, claims, demands and other
                     -------
communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by overnight courier (providing proof of delivery) to the respective parties at their addresses as specified in
Section 9.4 of the Merger Agreement.

     SECTION 6.5.    Severability.  If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

     SECTION 6.6.    Assignment, Binding Effect; Benefit.  Neither this
                     -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Acquisition Company may assign, in its discretion, any or all of its rights, interests and obligations hereunder to Parent or any direct or indirect subsidiary of Acquisition Company, but no such assignment shall relieve Acquisition Company of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 6.7.    Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     SECTION 6.8.    ENFORCEMENT.  THE PARTIES AGREE THAT IRREPARABLE DAMAGE
                     -----------
WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

     SECTION 6.9.    Headings.  The descriptive headings contained in this
                     --------
Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 6.10.    Counterparts.  This Agreement may be executed and
                      ------------
delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 6.11.    Entire Agreement.  This Agreement constitutes the entire
                      ----------------
agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    LIMOUSINE HOLDINGS, LLC



                                    By: /s/ Todd R. Berman
                                        ----------------------------------------
                                    Name: Todd R. Berman
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------



                                    ALUWILL ACQUISITION CORP.



                                    By: /s/ Todd R. Berman
                                        ----------------------------------------
                                    Name: Todd R. Berman
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------




                                    CAREY INTERNATIONAL, INC.



                                    By: /s/ Vincent A. Wolfington
                                        ----------------------------------------
                                    Name: Vincent A. Wolfington
                                          --------------------------------------
                                    Title: Chairman and Chief Executive Officer
                                           -------------------------------------